Exhibit 15.2

E-mail:     email@fangdalaw.com

Tel.:         86-20-32253888

Fax:         86-20-32253899

17/F, International Finance Place

8 Huaxia Road, Zhujiang New Town

Guangzhou 510623, PRC

April 27, 2022

To:

LIZHI INC.

Yangcheng Creative Industry Zone,

No. 309 Middle Huangpu Avenue,

Tianhe District, Guangzhou 510655,

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the references of the name of our firm under the headings “Item 3 Key Information — 3.D.Risk Factors”, “Item 4. Information on the Company — 4.C.Oraganzational Structure” and “Item 10.Additional Information -10.E Taxation” in LIZHI INC.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, and further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the Registration Statement (No. 333-239008) on Form S-8, the Registration Statement (No. 333-259595) on Form S-8 and Registration Statement (No. 333-254782) on Form F-3. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners
Fangda Partners